UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	NVTR	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Chief Financial Officer

On September 20, 2019, Nuvectra Corporation (“Nuvectra” or the “Company”) announced that Jennifer J. Kosharek, age 38, was appointed to the position of Executive Vice President and Chief Financial Officer, effective September 16, 2019.

Ms. Kosharek has more than 15 years of audit and accounting experience, including eight years of public company accounting. Ms. Kosharek joined Nuvectra in January 2016 as Executive Director, Corporate Controller. She subsequently served as the Company’s Vice President, Corporate Controller & Principal Accounting Officer beginning in June 2018 and as Interim Chief Financial Officer beginning in May 2019. From 2011 to 2015, Ms. Kosharek served as Corporate Controller and subsequently as Chief Financial Officer and Vice President of Finance of Interphase Corporation. She served as the Senior Accountant – External Reporting and later as the Accounting Manager at Sabre Holdings from 2008 to 2011. From 2004 to 2008, Ms. Kosharek was an Audit Associate and later an Audit Senior Associate at the accounting firm of Grant Thornton, LLP. Ms. Kosharek has a Masters of Public Accountancy from the University of Wisconsin-Whitewater and has been a registered CPA since 2005.

There are no arrangements or understandings between Ms. Kosharek and any other persons in connection with her appointment. There are no family relationships between Ms. Kosharek and any director or executive officer of the Company, and Ms. Kosharek is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A description of Ms. Kosharek’s Executive Employment Agreement with the Company is contained in Item 5.02 (e) and incorporated by reference herein.

(e)

Executive Employment Agreement

On September 16, 2019, the Company entered into an Executive Employment Agreement with Ms. Kosharek (the “Employment Agreement”), under which Ms. Kosharek will serve as the Company’s Executive Vice President and Chief Financial Officer. Under the Employment Agreement, Ms. Kosharek is entitled to an annual base salary of no less than $350,000, subject to adjustment upon annual review by the Company's Board of Directors. Mr. Kosharek is also eligible to earn performance bonuses in cash (pursuant to a performance bonus plan established by the Board of Directors or its Compensation Committee), receive equity awards under the Company’s equity incentive plan and participate in all benefit plans that are generally available to the Company’s employees. (For 2019, in lieu of a performance bonus, Ms. Kosharek will receive a transaction-based bonus award, as further described below under “Transaction Bonus Plan.”) Upon her hire, Ms. Kosharek was granted 50,000 restricted stock units as a promotion grant pursuant to the Company’s equity incentive plan.

The Employment Agreement provides Ms. Kosharek with severance payments if her employment is terminated by the Company “without cause” or she resigns for “good reason.” If Ms. Kosharek is terminated without cause or resigns for good reason, Ms. Kosharek will be entitled to receive: (a) a payment equal to her base salary then in effect; (b) payment of any earned but unpaid performance bonus for any then-completed fiscal year and, if terminated after July 1 of any year, a pro-rata performance bonus based on the actual performance of the Company and Ms. Kosharek through the date of termination; (c) 12 months of COBRA continuation coverage premiums; and (d) the accelerated vesting of all stock awards held by Ms. Kosharek, subject to certain limitations. Alternatively, if Ms. Kosharek’s employment is terminated (i) by the Company without cause within three months prior to or 12 months after a “change of control,” (ii) by Ms. Kosharek for good reason within six months after a change of control, or (iii) by Ms. Kosharek for any reason between six and 12 months after a change of control, Ms. Kosharek will be entitled to receive: (w) a payment equal to her base salary then in effect plus her target bonus for the year; (x) payment of any earned but unpaid performance bonus for any then-completed fiscal year and a pro-rata performance bonus based on the actual performance of the Company and Ms. Kosharek through the date of termination; (y) up to 24 months of COBRA continuation coverage premiums; and (z) the accelerated vesting of all stock awards held by Ms. Kosharek, subject to certain limitations.

To receive severance, Ms. Kosharek must release any claims against the Company and comply with covenants regarding non-solicitation, confidentiality and assignment of intellectual property rights. Ms. Kosharek is also subject to a non-compete covenant for 12 months following termination of her employment, regardless of the reason. If Ms. Kosharek breaches any of these covenants, the Company will be entitled to injunctive relief, among other remedies.

The Employment Agreement has an initial term of one-year and automatically renews for successive one-year periods unless notice is provided by either party within 90 days prior to the expiration of the then-current term.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Transaction Bonus Plan

As previously disclosed, the Company is exploring potential strategic alternatives to enhance shareholder value and recently implemented a reduction in force. To incentivize and reward employees for their increased responsibilities in light of these events, on September 16, 2019, the Company’s Board of Directors, upon the recommendation of its Compensation Committee, approved a cash incentive plan to reward a broad base of employees in connection with a potential sale of the Company (the “Transaction Bonus Plan”). Under the Transaction Bonus Plan, cash payments would be made to eligible employees (1) 50% upon the signing of a definitive agreement for the sale of the Company and (2) provided that the definitive agreement remains in effect, 50% upon the earlier to occur of March 31, 2020 and the closing of the transaction. Participants must be employed by the Company at the time of payment. The total cost of the Transaction Bonus Plan, if fully implemented, will not exceed $1.6 million.

The Transaction Bonus Plan replaces the 2019 performance bonus plan previously approved by the Compensation Committee for executives and certain other key employees of the Company. Under the Transaction Bonus Plan, Fred B. Parks, the Company’s Chief Executive Officer, and Jennifer J. Kosharek, the Company’s Chief Financial Officer, each are eligible to receive aggregate payments equal to 10% of their current base salary. These awards replace, and are commensurate with the expected amounts of, the respective performance bonus awards that such executives would have been eligible to receive under the now-rescinded 2019 performance bonus plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Nuvectra Corporation and Ms. Jennifer Kosharek, dated September 16, 2019
99.1	Press Release, dated September 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: September 20, 2019	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer